Exhibit 10.1

Execution Version

ASSET EXCHANGE AGREEMENT

This Asset Exchange Agreement (the “Agreement”), dated as of June 3, 2009, is entered into by and among RAMIUS, LLC (“Ramius”), a Delaware limited liability company, HVB ALTERNATIVE ADVISORS LLC (“Transferor”), a Delaware limited liability company and an indirect wholly-owned subsidiary of HVB AG, BAYERISCHE HYPO- UND VEREINSBANK AG (“HVB AG”), a German corporation, COWEN GROUP INC., a Delaware corporation, and following, the consummation of the transactions contemplated by the Transaction Agreement, the successor to JV Acquiror (“Cowen”), LEXINGTONPARK PARENT CORP., a Delaware corporation (“New Parent”), LEXINGTON MERGER CORP., a Delaware corporation and direct wholly-owned subsidiary of New Parent (“JV Acquiror” and, together with New Parent, collectively the “New Parent Parties”).

RECITALS

WHEREAS, Transferor is a member of Ramius Fund of Funds Group LLC (the “JV”), a Delaware limited liability company, and as such owns an interest therein (the “JV Interest”) which interest comprises all of the HVB Sharing Percentage (as defined in the JV LLC Agreement);

WHEREAS, Ramius has entered into a Transaction Agreement and Agreement and Plan of Merger, dated the date hereof (as the same be hereafter amended in accordance with its terms, the “Transaction Agreement”) with, among other parties thereto, the New Parent Parties providing for, among other things, an acquisition of substantially all of the assets (including Ramius’s interest in the JV) and liabilities of Ramius (the “Ramius Asset Exchange”) by Park Exchange LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of New Parent, in exchange for shares of Class A Common Stock, $0.01 par value per share, of New Parent (the “Class A Common Stock”);

WHEREAS, the parties hereto desire that, at the closing under the Transaction Agreement, subject to the satisfaction or waiver of the conditions precedent set forth herein, Transferor transfer to JV Acquiror, and JV Acquiror acquire from the Transferor, the JV Interest (the “JV Interest Exchange”) and New Parent, on behalf of JV Acquiror, shall deliver to Transferor the Exchange Consideration (as defined below);

WHEREAS, the parties hereto desire that, as a result of the JV Interest Exchange, certain provisions of the Amended and Restated Limited Liability Company Agreement, dated as of December 31, 2004 (the “JV LLC Agreement”) be terminated as to Transferor but that other agreements between Transferor and its Affiliates on the one hand and Ramius and its Affiliates on the other be continued;

WHEREAS, Subsidiaries (including UniCredit, the “UniCredit Parties”) of UniCredit SpA, the parent of Transferor (“UniCredit”), and certain Affiliates of Ramius (including Ramius, the “Ramius Parties”), in each case that are parties to the Ramius Revolving Credit Agreement, the Ramius Investment Management Agreement, the JV Secured Revolving Credit Agreement and the JV Investment Management Agreement have entered into certain agreements amending such agreements, including the AuM Amendment Agreements (together, the “Amendments”); and

WHEREAS, for U.S. federal income tax purposes, the parties intend that the JV Interest Exchange be treated as a taxable exchange in which gain or loss is recognized.

NOW, THEREFORE, the parties, in consideration of their mutual promises and intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS AND USAGE

Section 1.1.           Definitions.  For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

“Acquirors” — as defined in the caption to this Agreement.

“Adjusted Number of Shares” — as defined in Section 2.1(a).

“Affiliate” — means , with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided, that, for purposes of this Agreement no UniCredit Party nor any of their respective controlled affiliates shall be deemed to be Affiliates of Ramius and none of Ramius or any of its Subsidiaries shall be deemed to be Affiliates of any UniCredit Party.

“Agreement” — as defined in the caption to this Agreement.

“Amendments” — as defined in the Recitals, such term to include the Ramius Security Agreement (as defined therein).

“Ancillary Agreements” — means the Amendments, the Assignment, the Fourth Amended and Restated Ramius LLC Agreement, the Joinder Agreement, the Registration Rights Agreement and, to the extent applicable, the JV Note and the JV Note Security Agreement.

“Assignment” — as defined in Section 2.3(a)(i).

“AuM Amendment Agreements” — means that certain Second Amendment to the Investment Reporting Agreement by and between HVB AG and Ramius HVB Partners, LLC and that certain Amendment to the Amended and Restated Investment Management Agreement by and between Bank Austria Cayman Islands Limited and Ramius, each dated as of the date hereof.

“Base Number of Shares” — as defined in Section 2.1(a).

“BHC Act” — the Bank Holding Company Act of 1956, as amended.

“Breach” — any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

“Change of Control” — the occurrence of any merger, consolidation, tender offer, or any other transaction resulting in the stockholders of New Parent immediately before such transaction owning less than a majority of the aggregate voting power of the resultant entity or any sale of all or substantially all of the assets of New Parent;

“Class A Common Stock” — as defined in the Recitals.

“Class B Common Stock” — means Class B Common Stock, par value $0.01 per share, of New Parent.

“Closing” — as defined in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” — means the Common Stock of New Parent.

“Common Stock Consideration” — as defined in Section 2.1(a).

“Contract” — any contract, lease or other agreement (whether written or oral).

“Cowen” — as defined in the caption to this Agreement.

“Debt Consideration” — as defined in Section 2.1(a).

“Encumbrance” — any lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction; provided that, in respect of the JV Interest, such term shall not include restrictions pursuant to the JV LLC Agreement or state or federal securities laws, and in respect of the Exchange Consideration, such term shall not include restrictions pursuant to federal or state securities laws.

“Exchange Act” — means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

“Exchange Consideration” — as defined in the Recitals.

“Governing Documents” — with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership,  the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the certificate of formation and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders’ agreements, voting agreements, voting trust agreements or other similar agreements or documents relating to the organization, management or operation of any Person; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authorization” — any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

“Governmental Body” — any international, federal, state, local, municipal, foreign or other governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power.

“HVB AG” — as defined in the caption to this Agreement.

“HVB Solicitation Agreement” — means that certain Solicitation Agreement, dated as of December 31, 2004, by and between Ramius HVB Partners, LLC and HVB AG.

“Insider Trading Policy” — means that certain Insider Trading Policy of New Parent attached as Exhibit B hereto.

“Joinder Agreement” — the Joinder Agreement to the JV LLC Agreement in the form of Exhibit A hereto.

“JV” — as defined in the Recitals.

“JV Acquiror” — as defined in the caption to this Agreement.

“JV Funds” — means investment funds managed by the JV or its Subsidiaries.

“JV Interest” — as defined in the Recitals.

“JV Interest Exchange” — as defined in the Recitals.

“JV Investment Management Agreement” — means the Investment Reporting Agreement, dated as of July 29, 2005 between the JV and HVB AG, as thereafter amended (including the date hereof).

“JV LLC Agreement” — as defined in the Recitals.

“JV Note” — means the promissory note, in a principal amount equal to the JV Principal Amount, in the form attached as Exhibit C hereto.

“JV Note Security Agreement” — means the security agreement in a form substantially identical to the Security Agreement attached to the Secured Revolving Credit

Agreement dated as of June 3, 2009, by and among Ramius, as borrower, and Bayerische Hypo-und Vereinsbank AG, New York Branch as administrative agent, issuing bank and lender, to be executed and delivered at Closing pursuant to the JV Note if the New Parent Revolver Execution does not occur.

“JV Principal Amount” — means $10,370,032, as such amount shall be adjusted if required pursuant to Section 2.1(b).

“JV Secured Revolving Loan Agreements” — means those agreements listed on Schedule 1.1-A hereto.

“Law” — means any foreign, federal, state, or local law, statute, code, ordinance, rule, regulation or other requirement.

“Lender” — means Bayerische Hypo -un Vereinsbank AG, New York Branch.

“Liability” — with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Lock-up Termination Event” — means any of the following: (a) a material breach by Ramius of any of the following agreements: the Ramius Revolving Credit Agreement (or any replacement facility provided by the Lender), the JV Secured Revolving Credit Agreement, this Agreement, the Investment Reporting Agreement by and between HVB AG and Ramius HVB Partners, LLC, as amended, the Ramius Investment Management Agreement, as amended, the JV Investment Management Agreement, as amended, the Fourth Amended and Restated Ramius LLC Agreement and, in each case if applicable, the JV Note and the New Parent Revolver, which breach has remained uncured for a period of 10 days after receipt by Ramius of written notice of such breach; (b) unless the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the outstanding Common Stock throughout any consecutive ninety (90) day period, the failure of the Managing Member to vote all of the shares of Class A Common Stock held by Ramius in favor of the election to the board of directors of New Parent of the Board Designee; (c) if the Managing Member ceases to be controlled by at least two of Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey Solomon; or (d) a Change of Control.

“Managing Member” — as defined in the Ramius LLC Agreement.

“Material Adverse Effect” — means with respect to Ramius or Transferor, as the case may be, any event, change, circumstance or development which has or is reasonably likely to have a material adverse effect on (i) the financial condition, results of operations or business of such party and its Subsidiaries taken as a whole; provided, however, that, with respect to clause (i), the term “Material Adverse Effect” shall not include any effects resulting from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable generally to companies in the industries in which such party and its Subsidiaries operate,

(B) changes, after the date hereof, in laws, rules, regulations or the interpretation of laws, rules or regulations by Governmental Bodies of general applicability to companies in the industries in which such party and its Subsidiaries operate, (C) actions or omissions taken with the prior written consent of the other party or expressly required by this Agreement, (D) changes in global, national or regional political conditions (including acts of terrorism or war) or general business, economic or market conditions, including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes in the United States or foreign securities markets, in each case generally affecting the industries in which such party or its Subsidiaries operate and including changes to any previously correctly applied asset marks resulting therefrom, (E) the execution of this Agreement or the public disclosure of this Agreement or the transactions contemplated hereby, including losses of employees to the extent resulting therefrom, (F) failure, in and of itself, to meet earnings projections, but not including any underlying causes thereof, (G) changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes or (H) in the case of Ramius and its Subsidiaries, withdrawals from the Funds that are consistent with withdrawals from the Funds over the past twelve months, except, with respect to clauses (A), (B) and (D), to the extent that the effects of such change are materially and disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate or (ii) the ability of such party to timely consummate the transactions contemplated by this Agreement.

“New Parent” — as defined in the caption to this Agreement.

“New Parent Parties” — as defined in the caption to this Agreement.

“New Parent Revolver” — means the $25,000,000 secured revolving credit facility that may be entered into by the Lender and New Parent on or immediately prior to the Closing.

“New Parent Revolver Execution” — as defined in Section 2.1(a).

“Order” — any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business” — means, with respect to any Person, the ordinary and usual course of business of such Person consistent with its past practice through the date hereof.

“Person” — any individual, partnership, limited liability company, joint venture, corporation, trust, government (or agencies or political subdivisions thereof) and other association or entity.

“Ramius” — as defined in the caption to this Agreement.

“Ramius Asset Exchange” — as defined in the Recitals.

“Ramius Funds” — means investment funds managed by Ramius or its Subsidiaries.

“Ramius Investment Management Agreement” — means the Amended and Restated Investment Management Agreement, dated as of June 3, 2003, between Ramius (f/k/a Ramius Capital Group, LLC) and Bank Austria Cayman Islands Limited, as hereafter amended (including on the date hereof).

“Ramius LLC Agreement” — means the Third Amended and Restated Limited Liability Company Agreement of Ramius, dated as of January 1, 2007.

“Ramius Parties” — as defined in the Recitals.

“Ramius Revolving Credit Agreement” — means the Revolving Loan Agreement, dated as of June 3, 2003, by and between Ramius (f/k/a Ramius Capital Group, LLC) and BA Alpine Holdings, Inc., as thereafter amended (including on the date hereof).

“Registration Rights Agreement” — means the Registration Rights Agreement in the form of Exhibit D hereto.

 “SEC” — means the United States Securities and Exchange Commission.

“Securities Act” — the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” — with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries; provided that none of the JV Funds or Ramius Funds shall be deemed to be a Subsidiary of Ramius or the JV.

“Third Party Investors” — as defined in Section 8.1.

“Transaction Agreement” — as defined in the Recitals.

“Transferor” — as defined in the caption to this Agreement.

“UniCredit” — as defined in the Recitals.

“UniCredit Consent” — means the Consent, dated the date hereof, of UniCredit and certain of its Affiliates.

“UniCredit Parties” — as defined in the Recitals.

Section 1.2.           Usage.

(a)           Interpretation.  In this Agreement, unless a clear contrary intention appears:

(i)            the singular number includes the plural number and vice versa;

(ii)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)          reference to any gender includes each other gender;

(iv)          reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)           reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)          “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii)         “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)        with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(ix)           references to documents, instruments or agreements shall be deemed to refer as well to all addenda, Exhibits, schedules or amendments thereto.

(b)           Legal Representation of the Parties.  This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE II.
JV INTEREST EXCHANGE; CLOSING

Section 2.1.           JV Interest Exchange; Closing; Exchange Consideration.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Transferor shall transfer, convey, assign, and deliver to JV Acquiror the JV Interest, free and clear of all Encumbrances, and New Parent shall, and Ramius and Cowen shall cause New Parent, on behalf of JV Acquiror, to issue and deliver to Transferor, or its designee in accordance with Section 11.8, (i) good valid title to 2,713,882 shares (the “Base Number of Shares”) of Class A Common Stock (subject to adjustment as provided below), free and clear of all Encumbrances (other than pursuant to this Agreement) (the “Common Stock Consideration”), and (ii) the JV Note and the JV Note Security Agreement, provided, however, that if the New Parent Revolver has been entered into by New Parent and the Lender on or immediately prior to the Closing (the “New Parent Revolver Execution”), then New Parent shall not execute and deliver the JV Note and the JV Note Security Agreement, but shall instead borrow under the New Parent Revolver an amount equal to the JV Principal Amount and shall deliver to Transferor the JV Principal Amount in cash, by wire transfer of immediately available funds (the “Debt Consideration” and, together with the Common Stock Consideration, the “Exchange Consideration”).

(b)           In the event that the Base Number of Shares would exceed 4.9% of the issued and outstanding shares of Class A Common Stock immediately following the consummation of the transactions contemplated by the Transaction Agreement and the JV Interest Exchange, (i) the number of shares that constitute the Common Stock Consideration shall be adjusted downward so that the Transferor receives a number of shares of Class A Common Stock equal to 4.9% of the issued and outstanding shares of Class A Common Stock (the “Adjusted Number of Shares”) and (ii) the JV Principal Amount shall be increased by an amount equal to the product of (x) $8.6555 and (y) the excess of (I) the Base Number of Shares over (II) the Adjusted Number of Shares.

Section 2.2.           Closing.  Subject to the conditions set forth in this Agreement, the consummation of the transactions provided for in this Agreement (the “Closing”) shall be held at the time of the closing under the Transaction Agreement at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or at such other place as the closing under the Transaction Agreement is to occur or as the parties hereto shall otherwise agree in writing.  Ramius shall provide notice to Transferor of the date of the closing under the Transaction Agreement at least three business days in advance.  At the Closing, all of the transactions provided for in this Article II shall be consummated on a substantially concurrent basis, effective immediately following the consummation of the Ramius Asset Exchange.

Section 2.3.           Closing Obligations.  In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a)           Transferor shall deliver:

(i)            To JV Acquiror, an assignment (the “Assignment”) of all of the JV Interest in the form of Exhibit E hereto, executed by Transferor;

(ii)           the Registration Rights Agreement executed, in respect of the Exchange Consideration, by the UniCredit Parties that are members of Ramius as of the Closing and Transferor; and

(iii)          if the New Parent Revolver Execution has not occurred, an executed counterpart to the JV Note, executed by the UniCredit Parties thereto.

(b)           New Parent shall, and Ramius, Cowen and JV Acquiror shall cause New Parent to, deliver to Transferor:

(i)                                     Duly executed and validly issued stock certificates in the name of Transferor representing the Common Stock Consideration;

(ii)                                  on behalf of JV Acquiror, evidence that the shares of Class A Common Stock included in the Exchange Consideration have been authorized for listing on the NASDAQ;

(iii)                               (x) if the New Parent Revolver Execution has not occurred, the JV Note and the JV Note Security Agreement, each executed by New Parent and any Subsidiaries party thereto or (y) if the New Parent Revolver Execution has occurred, the JV Principal Amount in cash; and

(iv)                              the Registration Rights Agreement executed by New Parent.

(c)                                  Ramius shall deliver to New Parent and Transferor the Registration Rights Agreement executed by Ramius.

(d)                                 JV Acquiror shall deliver to Park Exchange LLC:

(i)                                     the Joinder Agreement executed by Acquiror.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

Transferor represents and warrants to the other parties hereto, both as of the date hereof and as of the Closing, as follows:

Section 3.1.                                Organization and Good Standing.  Each of the UniCredit Parties is a entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

Section 3.2.                                Enforceability; Authority; No Conflict.

(a)                                  This Agreement and the Amendments constitute the legal, valid and binding obligations of the UniCredit Parties that are parties thereto, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity).  Upon the execution and delivery by the applicable UniCredit Parties of the other Ancillary Agreements to which it is a party, each of such agreements so executed thereby will constitute the legal, valid and binding obligation of such UniCredit Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity).  Each of the UniCredit Parties has the requisite right, power and authority to execute and deliver this Agreement and the

Ancillary Agreements executed (or to be executed thereby) to which it is a party, and to perform its obligations under this Agreement and such Ancillary Agreements, and such action has been duly authorized by all necessary corporate or limited liability company action.

(b)                                 Neither the execution and delivery of this Agreement or the applicable Ancillary Agreements by the UniCredit Parties nor the consummation or performance of any of this Agreement or such Ancillary Agreements by any of them will, directly or indirectly (with or without notice or lapse of time):

(i)                                     Breach any provision of any of the Governing Documents of the UniCredit Party executing or delivering such agreement;

(ii)                                  Breach any Law or any Order to which the UniCredit Party executing or delivering such agreement may be subject; or

(iii)                               contravene, conflict with or result in a violation or Breach of any of the terms or requirements of any Governmental Authorization applicable to the UniCredit Party executing or delivering such agreement.

Section 3.3.                                Title.  Transferor owns good and marketable title to the JV Interest, free and clear of all Encumbrances.  The Interest constitutes the entire equity interest in the JV owned by UniCredit or its Affiliates.

Section 3.4.                                No Consents.  No consents or approvals of or filings or registrations with or notice to any Governmental Body or any other Person are necessary in connection with (a) the execution and delivery by the UniCredit Parties of this Agreement and the Ancillary Agreements and (b) the consummation by the UniCredit Parties of the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF RAMIUS

Ramius represents and warrants to the other parties hereto, both as of the date hereof and as of the Closing, as follows:

Section 4.1.                                Organization and Good Standing.  Ramius is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, with full limited liability company power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

Section 4.2.                                Enforceability; Authority; No Conflict.

(a)                                  This Agreement and the Amendments constitutes the legal, valid and binding obligations of Ramius, enforceable against Ramius in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors’

rights generally and general principles of equity (whether considered in a proceeding at law or in equity).  Upon the execution and delivery by Ramius of the other Ancillary Agreements to which it is a party, each of such agreements will constitute the legal, valid and binding obligation of Ramius, enforceable against Ramius in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity).  Ramius has the requisite right, power and authority to execute and deliver this Agreement and the Ancillary Agreements executed (or to be executed thereby) to which it is a party, and to perform its obligations under this Agreement and such Ancillary Agreements, and such action has been duly authorized by all necessary limited liability company action.

(b)                                 Neither the execution and delivery of this Agreement or the applicable Ancillary Agreements by Ramius nor the consummation or performance of any of this Agreement or such applicable Ancillary Agreements will, directly or indirectly (with or without notice or lapse of time):

(i)                                     Breach any provision of any of the Governing Documents of Ramius;

(ii)                                  Breach any Law or any Order to which Ramius may be subject; or

(iii)                               contravene, conflict with or result in a violation or Breach of any of the terms or requirements of any Governmental Authorization applicable to Ramius.

Section 4.3.                                No Consents.  Except as set forth on Schedule 4.3 hereto and except for the consents of the members of Ramius in connection with the transactions contemplated by the Transaction Agreement, no consents or approvals of or filings or registrations with or notice to any Governmental Body or any other Person are necessary in connection with (A) the execution and delivery by Ramius of this Agreement or any Ancillary Agreement and (B) the consummation by Ramius of the transactions contemplated by this Agreement or any Ancillary Agreement.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF NEW PARENT AND JV ACQUIROR

New Parent represents and warrants to Transferor, both as of the date hereof and as of the Closing, as follows:

Section 5.1.                                Organization and Good Standing.

(a)                                  Both New Parent and JV Acquiror are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Both New Parent and JV Acquiror have the requisite corporate power and authority to conduct their respective businesses as they are now being conducted and to own or use the properties and assets that they purport to own or use.

Section 5.2.                                Enforceability; Authority; No Conflict.

(a)                                  This Agreement and the Amendments constitute the legal, valid and binding obligations of the New Parent Parties, enforceable against the New Parent Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity).  Upon the execution and delivery by each of the New Parent Parties of the other Ancillary Agreements to which it is a party, each of such agreements will constitute the legal, valid and binding obligation of such New Parent Party, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity).  Each New Parent Party has the requisite right, power and authority to execute and deliver this Agreement and the Ancillary Agreements executed (or to be executed thereby) to which it is a party, and to perform its obligations under this Agreement and such Ancillary Agreements, and such action has been duly authorized by all necessary corporate or limited liability company action, as the case may be.

(b)                                 Neither the execution and delivery of this Agreement or the applicable Ancillary Agreements by any New Parent Party nor the consummation or performance of any of this Agreement or such applicable Ancillary Agreements will, directly or indirectly (with or without notice or lapse of time):

(i)                                     Breach any provision of any of the Governing Documents of such Person;

(ii)                                  Breach any Law or any Order to which such Person may be subject; or

(iii)                               contravene, conflict with or result in a violation or Breach of any of the terms or requirements of any Governmental Authorization applicable to such Person.

(c)                                  No Consents.  Except as set forth on Schedule 5.2 hereto, no consents or approvals of or filings or registrations with or notice to any Governmental Body or any other Person are necessary in connection with (A) the execution and delivery by the New Parent Parties of this Agreement and (B) the consummation by the New Parent Parties of the transactions contemplated by this Agreement.

Section 5.3.                                Capitalization.  The authorized capital stock of New Parent will at Closing consist of 250,000,000 shares of Class A Common Stock, 250,000,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.01 per share.  As of the Closing, all of the issued and outstanding shares of Class A Common Stock issued to Transferor or its designee in accordance with this Agreement shall have been duly authorized and validly issued and will be fully paid, nonassessable and will not have been issued in violation of any applicable Law or Contract.

ARTICLE VI.
CONDITIONS PRECEDENT TO RAMIUS’S, NEW PARENT’S AND JV ACQUIROR’S OBLIGATIONS TO CLOSE

The obligation of Acquiror to acquire the JV Interest from Transferor and the obligation of New Parent to issue the Exchange Consideration to Transferor and for each of Ramius, Acquiror and New Parent to take the other actions required to be taken by such parties at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by such parties, in whole or in part):

Section 6.1.                                Accuracy of Representations.  The representations and warranties of Transferor set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifiers therein) as of the date hereof and as of the Closing as though made on and as of the Closing, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time); provided, however, that for purposes of determining satisfaction of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Transferor.

Section 6.2.                                Performance.  Each of the covenants and obligations that Transferor and HVB AG are required to perform or to comply with pursuant to this Agreement and each of the covenants and obligations that each of the UniCredit Parties are required to perform or to comply with pursuant to the Ancillary Agreements, in each case, at or prior to the Closing, shall have been duly performed and complied with in all material respects.

Section 6.3.                                Ramius Asset Exchange.  The transactions contemplated by the Transaction Agreement, including, without limitation, the Ramius Asset Exchange, shall have been consummated.

Section 6.4.                                Ancillary Agreements.  Each of the Ancillary Agreements shall be in full force and effect.

Section 6.5.                                No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the transactions contemplated by this Agreement shall be in effect.

ARTICLE VII.
CONDITIONS PRECEDENT TO TRANSFEROR’S OBLIGATION TO CLOSE

The obligation of Transferor to transfer the JV Interest to JV Acquiror and to accept the Exchange Consideration and of Transferor and HVB AG to take the other actions required to be taken thereby at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by such parties, in whole or in part):

Section 7.1.                                Accuracy of Representations.  The representations and warranties of Ramius set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifiers therein) as of the date hereof and as of the Closing as though made on and as of the Closing, other than representations and warranties that speak as of another specific date or time prior to the date hereof (which need only be true and correct as of such date or time); provided, however, that for purposes of determining satisfaction of this condition, such representations and warranties shall be deemed to be true and correct in all respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on Ramius.

Section 7.2.                                Performance.  Each of the covenants and obligations that each of the New Parent Parties, Ramius and Cowen is required to perform or to comply with pursuant to this Agreement and each of the covenants and obligations that such parties are required to perform or comply with pursuant to the applicable Ancillary Agreements, in each case, at or prior to the Closing, shall have been duly performed and complied with in all material respects.

Section 7.3.                                Ramius Asset Exchange.  The transactions contemplated by the Transaction Agreement, including, without limitation, the Ramius Asset Exchange, shall have been consummated in accordance with the Transaction Agreement.

Section 7.4.                                NASDAQ Listing.  The shares of Class A Common Stock to be issued as part of the Exchange Consideration shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

Section 7.5.                                No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the transactions contemplated by this Agreement shall be in effect.

Section 7.6.                                Debt Consideration.  The JV Note and JV Note Security Agreement shall have been executed by New Parent and its Subsidiaries party thereto; provided, that if the New Parent Revolver Execution has occurred, the JV Note and JV Note Security Agreement shall not be executed.

ARTICLE VIII.
OTHER AGREEMENTS, ASSURANCES AND ACKNOWLEDGEMENTS

Section 8.1.                                Exchange Consideration Transfer Restrictions.

(a)                                  Subject to Section 8.1(b), following the Closing, Transferor shall not sell, assign, pledge, transfer or otherwise dispose of all or any part of the Class A Common Stock issued as part of the Exchange Consideration (including any other equity securities of New Parent issued or issuable in exchange for or with respect to such shares of Class A Common Stock (x) by way of dividend, split or combination of shares or (y) in connection with a reclassification, recapitalization, merger, consolidation, other reorganization or similar transaction); provided, that (i) Transferor may assign all or any part of the Exchange Consideration to any Affiliate all of the outstanding equity interests of which are owned, directly or indirectly, by Transferor or by any person which directly or indirectly wholly owns Transferor, (ii) Transferor may, at any time, transfer a portion of the Exchange Consideration to the extent necessary to prevent Transferor from being in violation of the BHC Act or other federal, state or foreign banking Law (in Transferor’s sole discretion); and (iii) Transferor may, in non-market private sale transactions, sell or transfer all or any part of the Exchange Consideration to third party investors (“Third Party Investors”); provided that, without the consent of Ramius, no such private sale transaction, individually or in the aggregate, shall result in any Third Party Investor and it Affiliates beneficially owning in excess of 10% of the outstanding shares of Class A Common Stock as of the completion of such transaction; provided further, that any transferee of all or portion of the Exchange Consideration referred to in clauses (i) or (iii) above shall agree in writing to be bound by Sections 8.1(a) and 8.1(b).  Any purported sale, pledge, assignment, transfer or other disposition of all or of any portion of the Exchange Consideration in violation of this Section 8.1(a) shall be null and void and of no force and effect.

(b)                                 The restrictions set forth in Section 8.1(a) shall expire and be of no further force or effect commencing one day after the six month anniversary of the Closing, with respect to the Common Stock included in the Exchange Consideration if and to the extent that following any sale, assignment, pledge, transfer or other disposition of such Common Stock by such holder, the Transferor, its Affiliates and its permitted third-party transferees in accordance with this Agreement and the Fourth Amended and Restated Limited Liability Company retain beneficial ownership of at least fifty percent (50%) of the sum of (x) the Class A Common Stock constituting Exchange Consideration and (y) the Common Stock constituting the aggregate Capital Contributions of the Series I Members under the Fourth Amended and Restated Limited Liability Company (as adjusted for stock splits, consolidations, recapitalizations, reorganizations, mergers and similar events affecting the New Parent capital).  Following the second anniversary of the date of this Agreement, the transfer restrictions set forth in Section 9.1 with respect to the Exchange Consideration shall terminate.  In addition, any such transfer restrictions shall terminate and cease to apply following a Lock-up Termination Event.

(c)                                  Notwithstanding anything to the contrary in this Agreement, subject to any applicable provisions of the Insider Trading policy of New Parent, the UniCredit Parties and their Affiliates shall not be restricted from engaging in hedging or derivatives transactions with respect to shares of Common Stock of New Parent.  Subject to receiving information regarding the beneficial ownership of Common Stock by the UniCredit Parties and their Affiliates through Ramius in accordance with the Fourth Amended and Restated Limited Liability Company of Ramius, the UniCredit Parties shall provide written notice to Ramius and New Parent reasonably promptly upon becoming aware that the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the Common Stock of New Parent whether as a result of hedging or derivates transactions or otherwise.  New Parent will promptly inform Transferor in the event that it enters into any redemption, repurchase or similar transaction involving its

Common Stock that would reasonably be expected to result in an increase in Transferor’s or its Affiliates’ proportionate interest in the Common Stock.

(d)                                 Notwithstanding anything to the contrary in this Agreement, but subject to the restrictions on transfer set forth in Section 8.01(a) and Section 8.01(b), unless permitted by applicable law, the UniCredit Parties shall not sell or dispose of any shares of Class B Common Stock they or their Affiliates may hold from time to time, except solely upon the consummation of any of the following events: (a) any disposition of shares of Class B Common Stock to the public in connection with a widely dispersed offering (including, without limitation, a public offering registered under the Securities Act), (b) any disposition by a holder of Class B Common Stock of shares of Class B Common Stock under Rule 144 or Rule 144A promulgated by the SEC under the Securities Act, or any similar rule then in force, of no more than two percent (2%) of the outstanding voting securities of New Parent, (c) any transfer by a holder of Class B Common Stock of shares of Class B Common Stock in a single transaction to an independent third party or “group” (as such term is used for purposes of Section 13(d) of the Exchange Act, whether or not applicable) of independent third parties who holds or acquires at least a majority of the outstanding voting securities of New Parent without regard to the transfer of any shares of Class B Common Stock.

(e)                                  Pursuant to this Agreement and the Fourth Amended and Restated Ramius LLC Agreement, unless and until the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the Common Stock of New Parent throughout any consecutive ninety (90) day period, BA Alpine Holdings Inc. or its Affiliate-designee shall have the right to nominate one (but no more than one) individual (the “Board Designee”) to serve as a director on the board of directors of New Parent and New Parent shall nominate such designee (or a replacement designee) as part of the slate proposed by New Parent in connection with any vote to elect the board of directors of New Parent.  In the event that the Board Designee ceases to be a member of the board of directors of New Parent, unless the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 4.9% of the common stock of New Parent throughout any consecutive ninety (90) day period, BA Alpine Holdings Inc. or its Affiliate-designee shall be entitled to select another person to fill such vacancy and such person shall be appointed by New Parent to the board of directors.

(f)                                    Subject to applicable law and stock exchange requirements, unless and until the UniCredit Parties and their Affiliates beneficially own, in the aggregate, less than 10% of the Common Stock of New Parent throughout any consecutive ninety (90) day period following the Closing, New Parent shall use reasonable best efforts to cause the Board Designee to be a member of each committee of the board of directors of New Parent.

(g)                                 In connection with the closing of the transactions pursuant to the Transaction Agreement, BA Alpine Holdings Inc. shall, upon request by New Parent, notify New Parent at least ten days prior to the initial filing of the proxy statement to be submitted to the stockholders of Cowen in connection with the Transactions, the name of its initial designee to the board of directors of New Parent.  Such individual shall become a director of New Parent, effective the business day after the Closing.

(h)                                 For so long as there is a Board Designee on the board of directors of New Parent, in the event that Transferor intends to sell or transfer all or a part of the Exchange Consideration in accordance with this Section 8.1, such sale or transfer must be made in accordance with the Insider Trading Policy of New Parent attached hereto as Exhibit E, including, without limitation, limitations on sales during any “blackout periods.”

(i)                                     For so long as BA Alpine Holdings has the right to a Board Designee, New Parent shall not amend its Insider Trading Policy (i) in any material respect or (ii) in any manner which would in its practical application discriminatorily affect only the UniCredit Parties and their Affiliates and which is not reasonably supported by rational legal or business purpose unrelated to the UniCredit Parties’ or their Affiliates’ investment in Common Stock (other than discriminatory treatment of the UniCredit Parties and their Affiliates), in each case without the prior written consent of Transferor, other than any changes that are required by law.  New Parent will use commercially reasonable efforts to respond as promptly as reasonably practicable to any request for pre-approval under the Insider Trading Policy made by the UniCredit Parties or their Affiliates.

Section 8.2.                                Acknowledgements.  Transferor acknowledges that anything in the JV LLC Agreement to the contrary notwithstanding, (i) the JV need not make any further distributions to any member of the JV until this Agreement is terminated; provided, that the (x) JV may make distributions of up to $5,000,000 in the aggregate to Ramius and (y) Ramius shall cause JV to make payments of the Retained Fee Stream in accordance with Section 10.1(a) and the JV LLC Agreement and (ii) the JV’s or Ramius’s entering into an agreement to consummate any transaction, which consummation is subject to (and does not occur prior to) the occurrence of the Closing, shall not be deemed to violate the JV LLC Agreement.

Section 8.3.                                Actions of Cowen and Ramius.  Each of Cowen and Ramius shall take all actions necessary to cause the New Parent Parties to comply with their respective obligations hereunder.  Notwithstanding anything else in this Agreement to the contrary, to the extent that New Parent fails to fulfill any of its obligations under this Agreement due solely to the breach of this Agreement by either Ramius or Cowen, such breaching party shall be solely liable for any such failure by New Parent.

Section 8.4.                                Registration Rights Agreement.  Cowen and Ramius shall cause New Parent to execute and deliver to Transferor the Registration Rights Agreement, at or prior to Closing.

Section 8.5.                                JV Note; JV Note Security Agreement.  If the New Parent Revolver Execution has not occurred, Cowen and Ramius shall cause New Parent to execute and deliver to Transferor the JV Note and the JV Note Security Agreement, at or prior to Closing.

Section 8.6.                                Transfer Restriction — JV Interest.  For a period of one year following the Closing, JV Acquiror will not sell, transfer or otherwise dispose of all or a portion of the JV Interest and will not acquire any additional interest in the JV; provided that no sale, transfer or disposition to any unrelated third-party purchaser from JV Acquiror shall be prohibited hereunder.

Section 8.7.                                Reorganization.  In connection with any merger, consolidation, tender offer, or any other transaction resulting in the stockholders of New Parent immediately before such transaction owning substantially the same aggregate voting power of the resultant entity, New Parent shall use its reasonable best efforts to ensure that BA Alpine Holdings’ right to designate a Board Designee to the surviving or succeeding parent company shall be preserved on the terms described herein, including the requisite ownership thresholds.

Section 8.8.                                Tax Treatment. The parties hereto agree to treat the JV Interest Exchange as a taxable transaction for U.S. federal income tax purposes that is not part of the Code Section 351 exchange contemplated by the Transaction Agreement. New Parent and JV Acquiror (and Cowen, as successor to JV Acquiror) agree to report the JV Interest Exchange consistently with the foregoing on all applicable tax returns and will not take any action, or knowingly fail to take any action, which action or failure to act could be reasonably likely to cause the JV Interest Exchange to be treated as a tax-free transaction for U.S. federal income tax purposes.

Section 8.9.                                Registration.  Ramius shall in good faith evaluate and consider whether the shares of Class A Common Stock included in the Exchange Consideration may in accordance with applicable securities laws be included in the Registration Statement on Form S-4 (the “Form S-4”) to be filed by Cowen in connection with the transactions contemplated by the Transaction Agreement.  If Ramius determines that such shares may be so included, Ramius shall use commercially reasonable efforts to include such shares in the Form S-4.

Section 8.8.                                 Closing.  Transferor, HVB AG, Cowen, Ramius and New Parent each acknowledge and agree that the parties to this Agreement intend (a) for the conditions to each party’s obligation to effect the Closing be satisfied no later than the time at which the conditions to effect the closing of the transactions contemplated by the Transaction Agreement are satisfied (other than the condition contained in Section 8.1(f) of the Transaction Agreement), and (b) to effect the Closing immediately following the satisfaction of the conditions to the obligations to effect the closing of the transactions contemplated by the Transaction Agreement (other than the condition contained in Section 8.1(f) of the Transaction Agreement).  In furtherance and not in limitation of the foregoing, if, at the time the conditions to effect the closing under the Transaction Agreement have been met (other than the condition contained in Section 8.1(f) of the Transaction Agreement), the New Parent Revolver Execution has not occurred, New Parent shall execute and deliver, and Transferor shall accept, the JV Note and JV Security Agreement, such that the conditions to this Agreement shall be satisfied on or before the time that the conditions to effect the closing under the Transaction Agreement have been satisfied (other than the condition contained in Section 8.1(f) of the Transaction Agreement).

ARTICLE IX.
TERMINATION

Section 9.1.           Termination.  This Agreement shall terminate prior to the Closing solely as follows (and may not be terminated following the Closing):

(a)           By mutual written consent of the parties hereto;

(b)           upon termination of the Transaction Agreement; or

(c)           by either party in the event that the Closing has not occurred on or before December 31, 2009, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement.

Section 9.2.           Effect of Termination.  In the event this Agreement is terminated pursuant to Section 9.1 all further obligations of the parties hereunder shall terminate, except for the obligations set forth in this Section 9.2 and Article XI, and except that such termination shall not relieve any party hereto of any Liability for any Breach of this Agreement prior to such termination.

ARTICLE X.
STATUS OF OTHER AGREEMENTS

Section 10.1.        JV LLC Agreement.  At the Closing, the JV LLC Agreement shall terminate as between the Ramius Parties that are parties thereto, on the one hand, and the UniCredit Parties that are parties thereto, on the other, except that:

(a)           Transferor shall remain entitled to its rights in and to the HVB Retained Fee Stream (as defined in the JV LLC Agreement) pursuant to Section 3.6(h)(ii) as if the transactions contemplated in this Agreement were occurring in connection with a Put/Call Event or Buy/Sell Right under the JV LLC Agreement and Ramius shall cause JV to make such payments in accordance with the JV LLC Agreement;.

(b)           Section 8.1 (Confidentiality) of the JV LLC Agreement as to HVB AG and its Subsidiaries (as defined in the JV LLC Agreement) will survive indefinitely;

(c)           so long as the HVB Solicitation Agreement remains in effect, Section 6.7(e) (Sales Loads) of the JV LLC Agreement will survive; and

(d)           Section 10.1 (Indemnification) of the JV LLC Agreement shall continue to apply to the Transferor and its Affiliates with respect to the period during which Transferor was a member of the JV as if such Persons were “Members” or “Affiliates of Members” thereunder.

Section 10.2.        Other Agreements.  Except as provided in Section 10.1 and in the Ancillary Agreements: all agreements (including the HVB Solicitation Agreement, the Ramius  Revolving Credit Agreement, the JV Secured Revolving Loan Agreement, the Ramius

Investment Management Agreement, the JV Investment Management Agreement and the agreements with respect to the Ramius Funds and JV Funds into which investments have been made) between Ramius and any of its Subsidiaries (or Ramius Funds), on the one hand, and UniCredit and any of its Subsidiaries, on the other, shall remain in full force and effect with such modifications thereto as are contemplated by the UniCredit Consent and the Amendments.

ARTICLE XI.
GENERAL PROVISIONS

Section 11.1.        Expenses.  Each of the parties hereto will bear its own expenses in connection with the negotiation, execution and delivery of this Agreement and the Ancillary Agreements; provided that (i) Ramius shall reimburse UniCredit for fees and expenses of Gleacher Partners (not to exceed $250,000 in the aggregate) incurred by UniCredit in connection with analyses prepared by Gleacher Partners in connection with UniCredit’s evaluation of the transactions contemplated by this Agreement, the Transaction Agreement and the Ancillary Agreements and (ii) Ramius shall reimburse UniCredit for additional out of pocket expenses (not to exceed $400,000 in the aggregate) incurred by UniCredit or it Subsidiaries to third parties in connection with their evaluation (including the negotiation, execution and delivery of this Agreement and the Ancillary Agreements) of the transactions contemplated by this Agreement, the Transaction Agreement and the Ancillary Agreements upon submission of reasonably detailed documentation of such expenses.

Section 11.2.        Public Announcements and Confidentiality.  None of the parties hereto or their Affiliates shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent of the other parties hereto; provided, however, that any party may, without the prior consent of any other party hereto (but after prior consultation with the other parties hereto to the extent practicable under the circumstances and using commercially reasonable efforts to accommodate any reasonable requests of the other parties with respect to any such disclosure) issue or cause the publication of any press release or other public announcement to the extent required by Law or any Governmental Body.

Section 11.3.        Notices.  All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to Transferor or HVB AG:

Bayerische Hypo- und Vereinsbank AG
Arabellastr. 12
81925 Munich
Germany
Attention: Maximilian Hogger
Fax:  Fax +49 89 378-3312687
Email: maximilian.hogger@unicreditgroup.de

With a copy to:

UniCredit Markets and Investment Banking

Bayerische Hypo- und Vereinsbank AG

150 east 42nd Street

New York, NY 10017

Attention: Mr. Richard Cerick

Fax: (212) 672-5531

Email: richard_cerick@hvbamericas.com

If to Ramius or New Parent:

Ramius LLC
599 Lexington Avenue, 20th Fl.
New York, New York 10022
Attention: Owen S. Littman, Esq.

General Counsel

Fax:  (212) 845-7986
Email:  olittman@ramius.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention: David K. Boston

Laurence D. Weltman

Laura L. Delanoy

Fax:  (212) 728-8111

Email:	dboston@willkie.com
lweltman@willkie.com
ldelanoy@willkie.com

If to Cowen or New Parent, to:

Cowen Group, Inc.
1221 Avenue of Americas

New York, NY 10020

Attention:	J. Kevin McCarthy, Esq.
General Counsel
Facsimile:	(646) 562-1936

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd St.
New York, NY 10019
Attention: Edward Herlihy, Esq.

David E. Shapiro, Esq.

Fax:  (212) 403-2000
Email:

Section 11.4.        Governing Law; Jurisdiction; WAIVER OF JURY TRIAL; Enforcement.

(a)           Governing Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)           Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this

Agreement in any court identified in Section 11.4 hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 11.5.        Waiver; Remedies Cumulative.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 11.6.        Entire Agreement and Modification.  This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between the parties related to the subject matter of this Agreement) and constitutes (along with the agreements described in Article X) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment and Transferor.

Section 11.7.        Disclaimers.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLES III, IV, AND V OR IN ANY ANCILLARY AGREEMENT, EACH AS APPLICABLE, NONE OF THE PARTIES HERETO HAVE MADE OR HEREBY MAKE ANY EXPRESS OR IMPLIED REPRESENTATION AND WARRANTY, STATUTORY OR OTHERWISE, OF ANY NATURE.

Section 11.8.        Assignments, Successors and No Third-Party Rights.  No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties; provided, however, that Transferor shall be entitled to assign its rights to receive shares of Class A Common Stock at the Closing to one or more of its Affiliates all of the outstanding equity interests of which are owned, directly or indirectly, by Transferor or by any person which directly or indirectly wholly owns Transferor.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 11.8.

Section 11.9.        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 11.10.      Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Articles,” “Sections” and “Parts” refer to the corresponding Articles, Sections and Parts of this Agreement.

Section 11.11.      Execution of Agreement.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

Section 11.12.      HVB AG Obligation.  HVB AG hereby agrees that it shall be jointly and severally responsible for the prompt and complete performance by Transferor, when due, of all of Transferor’s obligations under this Agreement and the Ancillary Agreements.

Section 11.13.      Survival.  All representations, warranties, covenants and agreements in this Agreement shall survive the Closing.  The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and agreements shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or agreement.  The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above written.

RAMIUS, LLC

By: C4S & Co., LLC

By:	/s/ Peter A. Cohen
Name: Peter A. Cohen
Title: Managing Member

HVB ALTERNATIVE ADVISORS LLC

By:	/s/ Gavin Burke
Name: Gavin Burke
Title: Managing Director

By:	/s/ John Gallagher
Name: John Gallagher
Title: Managing Director – Tax

BAYERISCHE HYPO- UND VEREINSBANK AG

By:	/s/ Gavin Burke
Name: Gavin Burke
Title: Managing Director

By:	/s/ John Gallagher
Name: John Gallagher
Title: Managing Director – Tax

COWEN GROUP INC.

By:	/s/ Christopher A. White
Name: Christopher A. White
Title: Vice President

LEXINGTONPARK PARENT CORP.

By:	/s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: President

By:	/s/ Christopher A. White
Name: Christopher A. White
Title: Vice President

LEXINGTON MERGER CORP.

By:	/s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: President

By:	/s/ Christopher A. White
Name: Christopher A. White
Title: Vice President

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